PAR Government Systems Corporation 421 Ridge Street Rome, NY 13440 www.pargovernment.com | 315.339.0491 Exhibit 10.34 November 29, 2021 Matthew Cicchinelli c/o PAR Government Systems Corporation 421 Ridge Street Rome, New York 13440 Re: Transition Services Agreement; Continued Employment Dear Matt: This letter agreement (“Agreement”) sets forth the terms of our agreement concerning your decision to resign as President of PAR Government Systems Corporation (the “Company”) effective end of business Monday, November 29, 2021 (the “Effective Date”), and the terms of your continued employment by the Company for a defined transition period; subject to the terms described herein, you and the Company agree as follows: As of and after the Effective Date: 1. Cessation. You will cease to serve as President of the Company, and your Employment Letter dated July 1, 2020, and effective as of July 6, 2020 (“Employment Letter”), by and between you and the Company shall terminate; provided, however, the Non-Disclosure; Non-Competition; Non- Solicitation Agreement dated July 6, 2020 (the “NDA”) shall continue in full force and effect in accordance with its terms. 2. Change in Position; Separation. You will continue as an employee of the Company, serving as Senior Advisor to the President of the Company, until January 15, 2022, or such earlier date as your employment may terminate pursuant to Section 7 below (the “Separation Date”). 3. Advisory Period. During the period between the Effective Date and the Separation Date (the “Advisory Period”), (a) as Special Advisor to the President, you will perform such duties, special projects and other tasks as reasonably assigned to you by the President of the Company. During the Advisory Period, you will devote all of your business time, knowledge and skill and your best efforts to the performance of your duties as Special Advisor to the President. During the Advisory Period, you will not have authority to enter into any contract on behalf of the Company or to make (or to purport to make) any binding representation on behalf of the Company except with the written approval of the President. (b) you will continue to comply with all Company policies and procedures, applicable laws, any applicable written agreements you have entered with the Company, including, without limitation, the NDA,

PAR Government Systems Corporation 421 Ridge Street Rome, NY 13440 www.pargovernment.com | 315.339.0491 (c) your base salary will remain the same as on the Effective Date and you will continue to be eligible to participate in the Company’s employee benefit plans, or the employee benefit plans of PAR Technology Corporation (“PAR Technology”), subject to the terms of such plans, and (d) all of your currently awarded Company and PAR Technology cash bonus and equity awards will continue to vest under and subject to the terms and conditions of the applicable plans, including plan documents, and as set forth in the applicable award and/or grant notices and agreements; provided that, subject to the satisfaction of the requirements of Section 4 below, (i) notwithstanding that you no longer serve as President of the Company, the Company will pay you any annual short-term incentive bonus earned but unpaid to you with respect to the fiscal year ending December 31, 2021, without regard to any requirement that you be employed with the Company through the date of payment, other than that you continue to be employed through and including December 31, 2021; and, (ii) with respect to 33.34% of performance vesting restricted stock granted to you on August 9, 2019, which are eligible to vest on and having a “performance year ending/vesting date” of December 31, 2021, subject to the certification of the Board of Directors of PAR Technology (or a Committee thereof) as to the achievement (if any) of the applicable performance targets, you shall vest in such shares of restricted stock without regard to any requirement that you be employed with the Company through the date of certification; provide, however you continue to be employed through and including December 31, 2021 (the payment and other accommodations set forth in clauses (i) and (ii) hereof, the “Separation Benefits”). 4. Conditions of Payment. The Company’s payment or vesting of awards pursuant to Section 3(d)(i) and (ii) above, is subject to your continued compliance of the terms of your NDA and your delivery to the Company of a fully executed and effective release of claims in favor of the Company, in substantially the form attached to this letter agreement ("Release”); the Release will be deemed “effective” when it is no longer subject to revocation by you, if applicable. To the extent that any amounts payable under Section 3(d)(i) and (ii) constitute "non-qualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, any such payment scheduled to occur during the first 6 months following the Separation Date shall not be paid until the expiration of 6 months following the Separation Date and shall include payment of any amount that was otherwise scheduled to be paid prior thereto. 5. Tax and Withholding Obligations. All forms of compensation paid to you as an employee of the Company shall be less appliable tax withholdings and deductions as required or permitted by law. 6. Cooperation. You acknowledge that certain matters in which you were, are or may be involved during your employment may necessitate your cooperation in the future. Accordingly, following the Separation Date, to the extent reasonably requested by the President of the Company, or the Chief Executive Officer or the Board of Directors of PAR Technology, you agree that you shall cooperate with the Company in connection with matters arising out of your employment with the Company; provided that the Company shall make reasonable efforts to minimize disruption of your other activities. The Company shall reimburse you for reasonable expenses incurred in connection with such cooperation. 7. Employment “At Will”. This Agreement does not represent any guarantee of employment for any period; your employment with the Company is “at will”, and either the Company or you may terminate your employment at any time, for any reason or no reason.

PAR Government Systems Corporation 421 Ridge Street Rome, NY 13440 www.pargovernment.com | 315.339.0491 8. Miscellaneous. (a) The validity, interpretation, construction, and performance of this Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. (b) This Agreement, together with the NDA and Release, embody the complete agreement and understanding between you and the Company with respect to the subject matter herein and supersede and preempt any prior understandings, agreements, or representations by and between you and the Company, written or oral, which may have related to the subject matter hereof in any way. (c) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company’s successors and assigns and, except for PAR Technology Corporation, which is expressly a third-party beneficiary of this Agreement, no term or provision of this Agreement is intended to be, or shall be, for the benefit of any person other than the Company and you. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the Company and you hereunder shall be enforceable to the fullest extent permitted by applicable law. (d) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof. If you agree with the terms and conditions of this Agreement, please evidence your agreement by signing and dating this Agreement in the space indicated and return it to me. [Signature Page Immediately Follows]

PAR Government Systems Corporation 421 Ridge Street Rome, NY 13440 www.pargovernment.com | 315.339.0491 Feel free to contact me if you have questions or if you need any additional information. Sincerely, PAR Government Systems Corporation By: _____/S/ Bryan R. Menar__________ Name: Bryan A. Menar Title: Vice President Finance and Treasurer 11/29/2021 Accepted and Agreed to: ___/s/_ Matthew Cicchinelli___ Matthew Cicchinelli Dated: November ___, 2021 [Signature Page to Letter Agreement]